Exhibit 21.1

Subsidiaries of HomeSmart Holdings, Inc.

Name of Subsidiary	Jurisdiction
Equitable Title Agency, LLC	Arizona
HomeSmart International, LLC	Arizona
FINCo Mortgage, LLC (dba “Minute Mortgage”)	Arizona
Creative Services, LLC	Puerto Rico
On the Run Printing, LLC	Arizona
VirtuSmart, LLC	Arizona
HomeSmart Canada Holding Corp	Arizona
HomeSmart Canada Ventures LTD	Canada
HomeSmart Investments, LLC	Arizona
HS Brokerage Holdings, LLC	Delaware
PalmerHouse Properties, LLC	Georgia
PalmerHouse Properties Lake Country, LLC	Georgia
PalmerHouse Properties and Associates, LLC	Georgia
HSFLA, LLC	Florida
SRNFLA, LLC	Florida
PHP Insurance, LLC	Georgia
HomeSmart, LLC	Arizona
HSDEN, LLC	Colorado
SRDEN, LLC	Colorado
SRNCO, LLC	Colorado
Smart Referral Network, LLC	Arizona
HSMD, LLC	Maryland
SRNMD, LLC	Maryland
HSCA, Inc.	California
HSME, LLC	Maine
HomeSmart Services, LLC	Delaware
EQJV, LLC	Arizona
Equitable AmeriFirst Title, LLC	Arizona
Greyson Title Agency, LLC	Arizona
Maricopa Title Agency, LLC	Arizona
Elite Title Agency, LLC	Arizona
Equitable Escrow, Inc.	California
HSTEX, LLC	Texas
Champions Real Estate Group, LLC	Texas
Champions RE Group, LLC	Texas
CREG, LLC (dba “Champions Real Estate Group”)	Texas
Champions Commercial Real Estate Brokerage Firm, LLC	Texas